Exhibit 99.1
NV5 ANNOUNCES PRELIMINARY UNAUDITED RECORD THIRD QUARTER RESULTS
Hollywood, FL – November 7, 2024 – NV5 Global, Inc. (Nasdaq GS: NVEE) ("NV5" or the "Company"), a provider of technology, conformity assessment, consulting solutions, and software applications, today reported preliminary unaudited record financial results for the third quarter ended September 28, 2024.

"NV5 delivered record results in the third quarter in gross revenues and Adjusted EBITDA1, as well as improved profit margins. These results were driven by strong organic growth throughout our operations, and we have now achieved our targeted annual revenue run rate of over $1 billion. NV5 enters the fourth quarter with tailwinds from both a record backlog and substantial industry investments for our services. We anticipate strong growth for the remainder of 2024 and entering the new year," said Dickerson Wright, Executive Chairman of NV5.
Preliminary Unaudited Third Quarter 2024 Results2
Gross revenues in the third quarter of 2024 grew 6% to $250.9 million from $237.5 million in the third quarter of 2023 and our gross profit increased 13% to $129.5 million. This represents a gross margin expansion of 350 basis points to 51.6%.
Net income in the third quarter of 2024 grew 31% to $17.1 million from $13.1 million in the third quarter of 2023. Net income includes $665k of higher interest expense this quarter as a result of higher debt balances, although our net leverage remains low at 1.3x. Our GAAP EPS in the third quarter of 2024 grew 29% to $0.27 per share from $0.21 per share in the third quarter of 2023. Cash flows from operating activities in the third quarter of 2024 grew 145% to $48.9 million from $19.9 million in the third quarter of 2023.
Our Adjusted EBITDA increased 21% to $44.5 million from $36.7 million, and our Adjusted EBITDA margin expanded to 17.7% from 15.4% in the prior year quarter. Our Adjusted EPS1 grew 22% to $0.44 per share compared to $0.36 per share in the third quarter of 2023.
Prior Periods
In the course of preparing the Company’s unaudited consolidated financial statements to be filed as part of Form 10-Q for the quarter ended September 28, 2024, the Company identified out of period project revenue associated with one customer acquired through its February 2023 acquisition of Continental Mapping Acquisition Corp. and its subsidiaries, including Axim Geospatial, LLC (collectively "Axim").
Prior periods presented in this press release have been revised as follows to correct the impact of the out of period revenue based on information currently available:
•For the three months ended September 30, 2023, gross revenues of $239.3 million were overstated by $1.7 million, net income of $13.3 million was overstated by $260k, Diluted GAAP EPS was not impacted, Adjusted EPS of $0.38 per share was overstated by $0.02, and Adjusted EBITDA of $37.8 million was overstated by $1.2 million.
•For the nine months ended September 30, 2023, gross revenues of $646.2 million were overstated by $3.9 million, net income of $34.7 million was overstated by $1.1 million, Diluted GAAP EPS of $0.56 per share was overstated by $0.02, Adjusted EPS of $0.92 per share was overstated by $0.04, and Adjusted EBITDA of $100.5 million was overstated by $3.5 million.
•For the six months ended June 29, 2024, gross revenues of $449.6 million were overstated by $5.8 million, net income of $8.3 million was overstated by $2.8 million, Diluted GAAP EPS of $0.13 per share was overstated by $0.04, Adjusted EPS of $0.48 per share was overstated by $0.06, and Adjusted EBITDA of $67.2 million was overstated by $4.6 million.
There was no impact on cash flows from operating activities in our previously issued Consolidated Statement of Cash Flows in any prior period.

1 Non-GAAP financial measures; see pages 2 and 7 for explanations.
2 Prior periods presented in this press release have been adjusted to correct for the misstatements described in the section above. Unaudited results are based on information currently available to the Company and could differ from the final amounts that the Company ultimately reports in its Quarterly Report on Form 10-Q for the fiscal quarter ended September 28, 2024. The Company assumes no obligation and does not intend to update these estimates prior to filing its Form 10-Q for the fiscal quarter ended September 28, 2024.

Updated Guidance for Full Year 2024
Gross revenues: $939 million to $943 million.
GAAP EPS: $0.48 per share to $0.54 per share (adjusted for 4-1 forward stock split).
Adjusted EPS: $1.15 per share to $1.19 per share (adjusted for 4-1 forward stock split).

Form 12b-25 Extension

The Company plans to file a Form 12b-25, Notification of Late Filing, with the U.S. Securities and Exchange Commission (“SEC”) related to the Form 10-Q for the quarter ended September 28, 2024. The Company is working to finalize its financial statements and currently intends to file its Form 10-Q by November 12, 2024, the end of the 5-day extension period.

Use of Non-GAAP Financial Measures; Comparability of Certain Measures

Earnings before interest, taxes, depreciation, and amortization (“EBITDA”) is not a measure of financial performance under GAAP. Adjusted EBITDA reflects adjustments to EBITDA to eliminate stock-based compensation expense and acquisition-related costs. Management believes adjusted EBITDA, in addition to operating profit, Net Income, and other GAAP measures, is a useful indicator of our financial and operating performance and our ability to generate cash flows from operations that are available for taxes, capital expenditures, and debt service. A reconciliation of Net Income, as reported in accordance with GAAP, to adjusted EBITDA is provided at the end of this news release.

Adjusted earnings per diluted share (“Adjusted EPS”) is not a measure of financial performance under GAAP. Adjusted EPS reflects adjustments to reported diluted earnings per share (“GAAP EPS”) to eliminate amortization expense of intangible assets from acquisitions and acquisition-related costs, net of tax benefits. As we continue our acquisition strategy, the growth in Adjusted EPS may increase at a greater rate than GAAP EPS. A reconciliation of GAAP EPS to Adjusted EPS is provided at the end of this news release.

Our definition of Adjusted EBITDA and Adjusted EPS may differ from other companies reporting similarly named measures. These measures should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP, such as Net Income, and Diluted Earnings per Share. In addition, when presenting forward-looking non-GAAP metrics, we are unable to provide quantitative reconciliations to the most closely correlated GAAP measure due to the uncertainty in the timing, amount or nature of any adjustments, which could be material in any period.

Conference Call

NV5 will host a conference call to discuss its third quarter 2024 financial results at 4:30 p.m. (Eastern Time) on November 7, 2024. The accompanying presentation for the call is available by visiting http://ir.nv5.com.

Date:    Thursday, November 7, 2024
Time:    4:30 p.m. Eastern
Toll-free dial-in number:    +1 800-715-9871
International dial-in number:    +1 646-307-1963
Conference ID:    2719957
Webcast:    http://ir.nv5.com

Please dial-in at least 5-10 minutes prior to the start time to allow the operator to log your name and connect you to the conference.

The conference call will be webcast live and available for replay via the “Investors” section of the NV5 website.

About NV5

NV5 Global, Inc. (NASDAQ GS: NVEE) is a provider of technology, conformity assessment, consulting solutions, and software applications for public and private sector clients supporting sustainable infrastructure, utility, and building assets and systems. The Company focuses on multiple verticals: construction quality assurance, infrastructure engineering, utility services, buildings & technology, environmental health sciences, and geospatial technology services to deliver innovative, sustainable solutions to complex issues and improve lives in our communities. NV5 operates out of more than 100 offices nationwide and internationally. For additional information, please visit the Company’s website at www.NV5.com. Also, visit the Company on LinkedIn, Twitter, Facebook, and Instagram.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained in this news release and on the conference call. Such factors include: (a) changes in demand from the local and state government and private clients that we serve; (b) general economic conditions, nationally and globally, and their effect on the market for our services; (c) competitive pressures and trends in our industry and our ability to successfully compete with our competitors; (d) changes in laws, regulations, or policies; and (e) the “Risk Factors” set forth in the Company’s most recent SEC filings. All forward-looking statements are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such statements, except as required by law.

Investor Relations Contact

NV5 Global, Inc.
Jack Cochran
Vice President, Marketing & Investor Relations
Tel: +1-954-637-8048
Email: ir@nv5.com

Source: NV5 Global, Inc.

NV5 GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except share data)

	September 28, 2024	December 30, 2023
Assets
Current assets:
Cash and cash equivalents	$73,257	$44,824
Billed receivables, net	164,406	152,593
Unbilled receivables, net	143,274	111,304
Prepaid expenses and other current assets	18,185	18,376
Total current assets	399,122	327,097
Property and equipment, net	56,386	50,268
Right-of-use lease assets, net	33,743	36,836
Intangible assets, net	210,967	210,659
Goodwill	569,994	549,798
Deferred income tax assets, net	20,296	6,388
Other assets	2,695	3,149
Total Assets	$1,293,203	$1,184,195

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$72,194	$54,397
Accrued liabilities	52,525	47,526
Billings in excess of costs and estimated earnings on uncompleted contracts	56,082	59,373
Other current liabilities	2,746	2,263
Current portion of contingent consideration	2,653	3,922
Current portion of notes payable and other obligations	8,627	9,267
Total current liabilities	194,827	176,748
Contingent consideration, less current portion	2,970	143
Other long-term liabilities	23,973	26,930
Notes payable and other obligations, less current portion	248,432	205,468
Total liabilities	470,202	409,289

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value; 5,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value; 180,000,000 shares authorized, 65,155,904 and 63,581,020 shares issued and outstanding as of September 28, 2024 and December 30, 2023, respectively	652	636
Additional paid-in capital	532,638	507,779
Accumulated other comprehensive income (loss)	653	(18)
Retained earnings	289,058	266,509
Total stockholders’ equity	823,001	774,906
Total liabilities and stockholders’ equity	$1,293,203	$1,184,195

NV5 GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF NET INCOME AND COMPREHENSIVE INCOME
(UNAUDITED)
(in thousands, except share data)

	Three Months Ended		Nine Months Ended
	September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Gross revenues	$250,885	$237,545	$694,750	$642,301

Direct costs:
Salaries and wages	60,574	56,853	178,419	162,316
Sub-consultant services	46,910	44,960	114,324	112,367
Other direct costs	13,891	21,468	40,964	49,357
Total direct costs	121,375	123,281	333,707	324,040

Gross profit	129,510	114,264	361,043	318,261

Operating expenses:
Salaries and wages, payroll taxes, and benefits	66,922	60,262	200,466	171,883
General and administrative	20,897	20,257	64,320	49,728
Facilities and facilities related	5,873	6,011	17,869	17,208
Depreciation and amortization	15,303	12,981	44,745	36,371
Total operating expenses	108,995	99,511	327,400	275,190

Income from operations	20,515	14,753	33,643	43,071

Interest expense	(4,547)	(3,882)	(13,344)	(9,111)

Income before income tax benefit (expense)	15,968	10,871	20,299	33,960
Income tax benefit (expense)	1,110	2,185	2,250	(382)
Net income	$17,078	$13,056	$22,549	$33,578

Earnings per share:
Basic	$0.28	$0.21	$0.37	$0.56
Diluted	$0.27	$0.21	$0.36	$0.54

Weighted average common shares outstanding:
Basic	61,982,888	60,840,402	61,500,930	60,143,591
Diluted	63,042,962	61,991,348	62,769,575	61,794,767

Comprehensive income:
Net income	$17,078	$13,056	$22,549	$33,578
Foreign currency translation income (loss), net of tax	1,348	(421)	671	(612)
Comprehensive income	$18,426	$12,635	$23,220	$32,966

NV5 GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Nine Months Ended
	September 28, 2024	September 30, 2023
Cash flows from operating activities:
Net income	$22,549	$33,578
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	49,289	40,443
Non-cash lease expense	9,516	10,346
Provision for doubtful accounts	1,072	940
Stock-based compensation	19,943	16,504
Change in fair value of contingent consideration	—	(7,518)
Gain on disposals of property and equipment	(653)	(633)
Other	296	—
Deferred income taxes	(14,038)	(25,861)
Amortization of debt issuance costs	556	573
Changes in operating assets and liabilities, net of impact of acquisitions:
Billed receivables	(9,247)	(6,364)
Unbilled receivables	(28,930)	(26,902)
Prepaid expenses and other assets	3,029	1,944
Accounts payable	15,199	3,386
Accrued liabilities and other long-term liabilities	(6,063)	1,329
Billings in excess of costs and estimated earnings on uncompleted contracts	(4,438)	4,288
Contingent consideration	(1,455)	(1,307)
Other current liabilities	486	689
Net cash provided by operating activities	57,111	45,435

Cash flows from investing activities:
Cash paid for acquisitions (net of cash received from acquisitions)	(54,347)	(189,109)
Proceeds from sale of assets	270	295
Purchase of property and equipment	(13,410)	(14,257)
Net cash used in investing activities	(67,487)	(203,071)

Cash flows from financing activities:
Borrowings from Senior Credit Facility	58,000	188,000
Payments on notes payable and other obligations	(6,122)	(6,399)
Payments of contingent consideration	(1,585)	(793)
Payments of borrowings from Senior Credit Facility	(12,000)	(15,000)
Purchases of common stock tendered by employees to satisfy the required withholding taxes related to stock-based compensation	—	(81)
Net cash provided by financing activities	38,293	165,727

Effect of exchange rate changes on cash and cash equivalents	516	(193)

Net increase in cash and cash equivalents	28,433	7,898
Cash and cash equivalents – beginning of period	44,824	38,541
Cash and cash equivalents – end of period	$73,257	$46,439

NV5 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP FINANCIAL MEASURES
(UNAUDITED)
(in thousands, except share data)

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

		Three Months Ended		Nine Months Ended
		September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Net Income		$17,078	$13,056	$22,549	$33,578
Add:	Interest expense	4,547	3,882	13,344	9,111
	Income tax (benefit) expense	(1,110)	(2,185)	(2,250)	382
	Depreciation and amortization	16,761	14,434	49,289	40,443
	Stock-based compensation	5,955	5,777	19,943	16,504
	Acquisition-related costs*	1,299	1,702	4,315	(2,959)
Adjusted EBITDA		$44,530	$36,666	$107,190	$97,059

* Acquisition-related costs include contingent consideration fair value adjustments.

RECONCILIATION OF GAAP EPS TO ADJUSTED EPS

		Three Months Ended		Nine Months Ended
		September 28, 2024	September 30, 2023	September 28, 2024	September 30, 2023
Net Income - per diluted share		$0.27	$0.21	$0.36	$0.54
Per diluted share adjustments:
Add:	Amortization expense of intangible assets and acquisition-related costs	0.22	0.20	0.66	0.47
	Income tax expense	(0.05)	(0.05)	(0.16)	(0.13)
Adjusted EPS		$0.44	$0.36	$0.86	$0.88